As filed with the Securities and Exchange Commission on April 1, 2010.
Registration No. 333-138750

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 6
TO
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COLEMAN CABLE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3357 (Primary Standard Industrial Classification Code Number)	36-4410887 (IRS Employer Identification Number)
1530 Shields Drive
Waukegan, Illinois 60085
(847) 672-2300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
G. Gary Yetman
President and Chief Executive Officer
1530 Shields Drive
Waukegan, Illinois 60085
(847) 672-2300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
James J. Junewicz
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5257
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offering pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
      If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐
     If this Form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed in register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act. check the following box.☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF SECURITIES
     Coleman Cable, Inc. (the “Company”) filed a Registration Statement on Form S-1 (333-138750) (the “Registration Statement”), which was declared effective on February 28, 2007. The Registration Statement registered 16,786,895 shares of common stock, par value $0.001, of the Company for resale by the selling shareholders named therein (the “Selling Shareholders”). The Company is no longer subject to registration requirements pursuant to its Registration Rights Agreement, dated October 11, 2006 between the Company and Friedman, Billings, Ramsey & Co., Inc., and, therefore, the Company’s obligation to maintain the effectiveness of the Registration Statement has terminated. Pursuant to the undertaking contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 6 to Form S-1 to deregister such number of shares originally registered by the Registration Statement as remain unsold as of the termination of the offering.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waukegan, State of Illinois, on the 1st day of April, 2010.

COLEMAN CABLE, INC. (Registrant)
By	/s/ G. Gary Yetman
G. Gary Yetman
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 6 to Form S-1 to the Registration Statement has been signed below by the following persons and in the capacities and on the dates indicated.

	Signature	Title(s)	Date

By	/s/ G. Gary Yetman	Director, President and	April 1, 2010

	G. Gary Yetman	Chief Executive Officer

By	/s/ Richard N. Burger	Executive Vice President,

	Richard N. Burger	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	April 1, 2010
By	*	Director	April 1, 2010

David Bistricer
By	*	Director	April 1, 2010

Shmuel D. Levinson
By	*	Director	April 1, 2010

James G. London
By	*	Director	April 1, 2010

Dennis Martin
By	*	Director	April 1, 2010

Isaac Neuberger
By	*	Director	April 1, 2010

Harmon Spolan
By	*	Director	April 1, 2010

Denis E. Springer
By	*	Director	April 1, 2010

Nachum Stein

*	By	/s/ Richard N. Burger
Richard N. Burger
Attorney-in-fact